REGISTRATION RIGHTS AGREEMENT


               This Registration Rights Agreement (this "Agreement"), dated as of July 27, 1998, is made by and between the undersigned members (the "Sellers") of DataChoice Network Services, L.L.C., a Nevada limited liability company ("DataChoice"), and ICG Communications, Inc., a Delaware corporation (the "Company").

                                       RECITALS

               A. The Sellers and ICG D.C. Holdings, Inc. have entered into a Purchase Agreement dated as of June 11, 1998, as amended by an Amendment dated July 27, 1998 (as the same may be amended from time to time, the "Purchase Agreement"), providing for the purchase by the Company of all the Sellers' interests in DataChoice.

               B. Upon consummation of the transactions contemplated by the Purchase Agreement, the Sellers will be entitled to receive from the Company 145,997 ICG Shares (collectively, the "Shares"), in consideration of the purchase price of the interests in DataChoice.

               C. It is a condition to the Closing of the transactions contemplated by the Purchase Agreement that the Company and the Sellers enter into this Agreement.

                                      AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

          1.   Defined Terms.  Capitalized terms used in this Agreement and
               -------------
          not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

          2.   Registration Rights.
               -------------------

               (a)  Registration.  The Company shall be obligated to
                    ------------
          register under the Securities Act, a number of shares of ICG Common Stock sufficient to permit the resale by the Sellers of any and all ICG Shares issued pursuant to the Purchase Agreement (the "Registrable Shares"). The Company shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act covering the Registrable Shares issued at the Closing (the "Registration Statement") and use its best efforts to cause the Registration Statement to become effective on or before the date that is the earlier of (i) April 1, 1999, and (ii) nine months after the Closing Date (or if such date is
          not a Business Day, the next Business Day).   Subject to the
          terms and conditions of this Agreement, the Company agrees to maintain the effectiveness of the Registration Statement until the close of business on July 27, 1999 (the first anniversary of the Closing Date).

               (b)  Withdrawal from Registration.  The Sellers may, before
                    ----------------------------
          a Registration Statement becomes effective, withdraw their Registrable Shares from sale, should the terms of sale not be satisfactory to the Sellers; provided however that should the Sellers so withdraw, such registration shall be deemed to have occurred for the purposes of Section 2(a) hereof.

               (c)  Limitations on Registration Rights.  Notwithstanding
                    ----------------------------------
          the provisions of Section 2(a) hereof, the Company shall not be required to effect any registration pursuant hereto if the Company, in order to comply with such request, would be required to (i) undergo a special interim audit or (ii) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed or probable transaction. Notwithstanding the provisions of this
          Section 2, the Company shall not be required to effect any registration pursuant to this Section 2 , or to maintain the effectiveness of any Registration Statement filed hereunder, if the Sellers could sell the number of Registrable Shares then issued without registration under the Securities Act (whether under Rule 144 promulgated under the Securities Act or any successor to such rule or otherwise) and without an adverse effect on the market price of the Registrable Shares. Without limiting the generality of the foregoing, the Company shall not be required to maintain the effectiveness of any Registration Statement filed pursuant to this Agreement after July 27, 1999 (the first anniversary of the Closing Date).

               (d)  Obligations with Respect to Preparation and Filing of
                    -----------------------------------------------------
          Registration Statement.  In connection with its obligation
          ----------------------
          pursuant to this Agreement to effect a registration of Registrable Shares, the Company shall, as soon as practicable:

                    (i) furnish, before filing any Registration Statement, a draft of the prospectus to be included therein ("Prospectus") and any amendments or supplements relating to such Registration Statement or Prospectus and copies of all other documents proposed to be filed, to the Sellers;

                    (ii) use commercially reasonable efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and to the Prospectus included therein as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Registrable Shares but in no event shall the Company be required to do so after the earlier to occur of (A) July 27, 1999 (the first anniversary of the Closing Date) and (B) the date on which all of the Registrable Shares have been sold by Sellers;

                    (iii) furnish, at the Company's expense, to the Sellers such number of copies of the Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only during the period the Company is required under the provisions of this Agreement to cause such Registration Statement to remain effective;

                    (iv) use commercially reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Sellers reasonably request, and do any and all other acts and things which may be necessary to enable the Sellers to consummate the disposition of such Registrable Shares in such jurisdictions; provided however, that the Company shall in no event be required to qualify to do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to execute or file any general consent or become subject to service of process under the laws of any jurisdiction, or subject itself to taxation in any jurisdiction where it has not been so subject;

                    (v) use commercially reasonable efforts to cause the Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Sellers to consummate the disposition of the Registrable Shares;

                    (vi) notify each Seller at any time when a Prospectus relating to the Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (iii) of this Section 2(d) of the happening of any event as a result of which the Prospectus included in any such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                    (vii) use commercially reasonable efforts to cause the Registrable Shares to be listed on any national securities exchange on which any shares of the ICG Common Stock are then listed.

               (e)  Blackout Rights.  Notwithstanding any other provision
                    ---------------
          of this Agreement to the contrary, if the Company determines, in its reasonable business judgment, that the registration and offering to be effected pursuant to any Registration Statement could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, sale, merger, consolidation or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose any matter that otherwise would not be required to be disclosed at such time, then the Company may, upon written notice to Sellers' Agent (i) postpone the filing of a Registration Statement for a reasonable period of time, but in no event in excess of 60 days after receipt of the initial request for registration or (ii) if a Registration Statement has become effective, require the Sellers to suspend the distribution of any of the Registrable Shares by giving notice to the Sellers. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. Subject to the following sentence, until the Company has determined, in its reasonable judgment, that such postponement or suspension is no longer necessary and has given notice of that determination to the Sellers, the Company's obligations to use commercially reasonable efforts to cause a Registration Statement to become or remain effective and the Sellers' right to sell Registrable Shares under the Registration Statement shall be suspended. The Company may exercise its right to suspend the Seller's registration rights pursuant to this subparagraph (e) on four occasions and then for a period not to exceed 60 days per occasion, and the period during which the Company is required to cause the Registration Statement to remain effective shall be extended by a period equal to the period of such suspension.

          3.   Information and Compliance with Legal Requirements.  The
               --------------------------------------------------
          Sellers agree to cooperate fully with the Company in the preparation and filing of the Registration Statements pursuant to this Agreement and further covenant that all information supplied or to be supplied in writing to the Company by the Sellers or any of the Sellers' representatives expressly for inclusion in the Registration Statements, any Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.   Expenses.  The Company shall be responsible for all expenses
               --------
          incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses and fees and expenses of the Company s counsel and accountants. The Sellers shall be responsible for all underwriting or broker's discounts and commissions and transfer taxes, if any, relating to the resale by the Sellers of the Registrable Shares, as well as all fees and expenses of counsel and of any other advisor to the Sellers.

          5.   Indemnification.
               ---------------

               (a)  Indemnification by The Company,  The Company agrees to
                    ------------------------------
          indemnify and hold harmless the Sellers and each Person (if any) who controls any Seller within the meaning of either the Securities Act or the Exchange Act (collectively, the "Seller Indemnified Parties") from and against any losses, claims, damages or liabilities (collectively "Losses"), joint or several, to which such Seller Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 5(c), the Company shall reimburse such Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not indemnify or hold
          --------
          harmless any Seller Indemnified Party from or against any such

          Losses (i) that arise out of or are based upon any violation of any federal or state securities laws, rules or regulations committed by any of the Seller Indemnified Parties (or any Person who controls any of them or any agent, broker-dealer or underwriter engaged by them) or in the case of a non-underwritten offering, any failure by such Sellers to give any purchaser of Registrable Shares, at or prior to the written confirmation of such sale, a copy of the most recent Prospectus or (ii) if the untrue statement, omission or allegation thereof upon which such Losses or expenses are based (x) was made in reliance upon and in conformity with the information provided by or on behalf of any Seller Indemnified Party specifically for use or inclusion in any Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as the Company advised such Seller that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep such Registration Statement effective and current has expired or been suspended hereunder.

               (b)  Indemnification by Sellers.  The Sellers, severally and
                    --------------------------
          not jointly, agree to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act (the "Company Indemnified Parties"), from and against any Losses, joint or several, to which the Company Indemnified Parties may become subject, insofar as such Losses
          (or actions in respect thereof) arise out of or are based upon
          (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by or on behalf of a Seller or any Person who controls such Seller specifically for use or inclusion in the Registration Statements or any Prospectus, (ii) the use of any Prospectus after such time as the Company has advised a Seller that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep such Registration Statement effective and current has expired or been suspended hereunder or (iv) any violation by a Seller or any Person who controls such Seller within the meaning of either the Securities Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Seller or any such controlling person) of any federal or state securities law or rule or regulation thereunder or any failure by such Seller to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale a copy of the most recent Prospectus; and, subject to Section 5(c), such Seller shall reimburse such the Company Indemnified
          Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses.
          For purposes of this Agreement, including but not limited to clause
          (i) of the preceding sentence and clause (ii) of the proviso set forth in Section 5(a), any information concerning any Seller Indemnified Party or plan of distribution included in any Registration Statement or Prospectus that is provided to a Seller for his review within a reasonable period before filing or use thereof and as to which such Seller has not promptly provided written notice of objection or correction to the Company shall be deemed to have been provided by such Seller specifically for use in such Registration Statement or Prospectus.

               (c)     Indemnification Procedure.  Each party entitled to
                       -------------------------
          indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure so to notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm will be designated in writing by the Seller or the Company, as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

               (d)     Allocation and Contribution.  If the indemnification
                       ---------------------------
          provided for under this     Section 5 is unavailable to or
          insufficient to hold the Indemnified Party harmless in respect of any Losses referred to in Section 5(a) or (b) above for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnifying Party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnified Party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Sellers, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person who was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          6.   Further Assurances.  After the Closing Date,  the Sellers shall
               ------------------
         take such other actions and enter into such other agreements as may be deemed reasonably necessary or advisable by the Company in connection with any resale by the Sellers of the Shares.

          7.   Miscellaneous.
               -------------

               (a)     Entire Agreement.  This Agreement constitutes the entire
                       ----------------
          agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral, and all contemporaneous oral, agreements and understandings with respect to the subject matter of this Agreement.

               (b)     Notices.  All notices and other communications hereunder
                       -------
          shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Company:     ICG Communications, Inc.
                                 9605 East Maroon Circle
                                 Englewood, Colorado  80112
                                 Telecopy: (303) 575-6278
                                 Attention: H. Don Teague, Esq.
                                            Executive Vice President,
                                            Secretary and General Counsel

          With a copy to:        Sherman & Howard L.L.C.
                                 633 Seventeenth Street, Suite 3000
                                 Denver, Colorado  80202
                                 Telecopy:        (303) 298-0940
                                 Attention:       Robert Mintz, Esq.

          If to the Sellers:     G. Kelley Allen
                                 5485 South Hoyt Street
                                 Littleton, Colorado 80123
                                 Telecopy:  (303) 973-7316

                                 with a copy to:

                                 Olona & Associates, P.C.
                                 Attention:  Richard G. Olona, Esq.
                                 621 Seventeenth Street, Suite 2540
                                 Denver, Colorado 80293
                                 Telecopy:  (303) 297-2927

          or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective when confirmed. Any notice or communication sent by registered or certified mail, return receipt requested, shall be deemed effective when received, as evidenced by the return receipt.

               (c)     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
                       -------------
          AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER PRINCIPLES OF CONFLICTS OF LAWS APPLICABLE THERETO.

               (d)     Rules of Construction.  The descriptive headings in this
                       ---------------------
          Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is used in an illustrative sense rather than a limiting sense, and the word "or" is not exclusive.

               (e)     Parties in Interest.  This Agreement shall be binding
                       -------------------
          upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               (f)     Counterparts.  This Agreement may be executed in
                       ------------
          counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all applicable purposes.

               (g)     Assignment.  This Agreement may not be assigned by either
                       ----------
          party to this Agreement.

                (h)     Amendment.  This Agreement may not be amended except by
                        ---------
          an instrument in writing signed on behalf of both the parties.

               (i)     Extension; Waiver.  Either party to this Agreement may
                       -----------------
          (a) agree to extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate, or writing delivered pursuant to this Agreement by the other party, or
          (c) waive compliance by the other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               (j)     Legal Fees; Costs.  If either party to this Agreement
                       -----------------
          institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

               (k)     Arbitration.  Any disputes arising under or in connection
                       -----------
          with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and will not be the subject of litigation in any forum. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH
          PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitration will be conducted only in Denver, Colorado, or another location mutually agreed by the Sellers and the Company, before a single arbitrator selected by the parties or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by Sellers, one selected by the Company and the third selected by the other two arbitrators. The arbitrators will have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but will have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, will be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE

          SPECIFICALLY ENFORCEABLE. The arbitrator will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Agreement, and will be bound to apply controlling law. The party who prevails on entry of the award of judgment will be entitled to his or its costs and expenses, including reasonable attorney's fees incurred in connection with the arbitration. A judgment upon the award may be entered in any court having jurisdiction.

               IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                    ICG COMMUNICATIONS, INC.


                                    By: --------------------------------------
                                        Name: --------------------------------
                                        Title: -------------------------------


                                    SELLERS:

                                    G. Kelley Allen Trust

                                    By: --------------------------------------
                                        G. Kelley Allen, Trustee


                                    GORDON B. KOCH DAUGHTERS TRUST


                                    By: --------------------------------------
                                        Carole K. Allen, Trustee
                                        By:  G. Kelley Allen,
                                            as attorney in fact


                                        --------------------------------------
                                        Michele R.K. Fought


                                    T&D CONSULTING, INC.

                                    By: ----------------------------------------
                                        David Gandini